EXHIBIT 3.10


                          PROVINCE OF BRITISH COLUMBIA]

                                     FORM 21
                                  (SECTION 371)

                                                                  CERTIFICATE OF
                                                                  INCORPORATION
                                  COMPANIES ACT                     NO. 235440

                               SPECIAL RESOLUTION

     The following special resolution* was passed by the undermentioned company on the date stated:

     Name  of  company  FORCE  TECHNOLOGIES  INC.


     Date  resolution  passed  August 28,  1997


     Resolution:

     "UPON  MOTION  IT  WAS  RESOLVED,  as  a  special  resolution,  that:

     (a) the authorized capital of the Company be altered by subdividing all of the authorized 50,000,000 common shares without par value of the company, whether issued or unissued, into 100,000,000 common shares without par value, so that the authorized capital of the Company be increased from 50,000,000 to 100,000,000 common shares without par value and the number of fully paid issued shares be increased from 10,099,939 to 20,199,878 common shares without par value; and

     (b) the Memorandum of the Company be altered to reflect the Share subdivision so that it shall be in the form set out in Schedule "A".

     Certified  a  true  copy  the  25th  day  of  September,  1997.


                                        /s/  [Illegible]
                                        -----------------------------
                                        Signature

                                        Relationship  to  Company:  Director



[FILED  AND  REGISTERED
     OCT  31  1997
REGISTRAR  OF  COMPANIES]


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                                  SCHEDULE "A"

                                   COMPANY ACT

                               ALTERED MEMORANDUM

             (As altered by special resolution dated August 28, 2997)


1.   The  name  of  the  Company  is  "GLASSMASTER  INDUSTRIES  INC."

2. The authorized capital of the Company consists of ONE HUNDRED MILLION (100,000,000) Common shares without par value.


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